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                                                                   EXHIBIT 10.35


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of this 29th day of June, 1999, by and among: SVEN TECHNOLOGIES, INC., a California corporation ("SELLER"), and SPATIAL TECHNOLOGY, INC., a Delaware corporation ("PURCHASER"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

SECTION 1. SALE OF ASSETS; RELATED TRANSACTIONS

         1.1 SALE OF ASSETS. Contemporaneously with the execution and delivery of this Agreement, Seller shall cause to be sold, assigned, transferred, conveyed and delivered to Purchaser, and Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, good, valid and marketable title to the Purchased Assets (as defined below), free and clear of all Encumbrances, on the terms set forth in this Agreement. As used in this Agreement, "PURCHASED ASSETS" shall mean: (a) the equipment and furniture set forth on Exhibit B hereto; (b) Seller's rights under all supply agreements, customer agreements, leases and other contracts to which it is a party; and (c) all trademarks, trade names, software, know-how, intellectual property rights and proprietary assets owned by Seller.

         1.2 PURCHASE PRICE. As consideration for the Purchased Assets, Purchaser will pay to Seller, in cash, the sum of $500,000 (the "CASH CONSIDERATION"), payable in two equal installments of $250,000 on or before each of July 31, 1999 and October 31, 1999. As additional consideration, the Seller shall issue to Purchaser at Closing (as hereinafter defined) 96,931 shares of restricted Common Stock of Purchaser (the "INITIAL SHARES").

         1.3 EARN-OUT. The Purchaser shall place into escrow with the Secretary of Purchaser (the "ESCROW AGENT"), 96,930 additional shares of restricted Common Stock of Purchaser (the "EARN-OUT SHARES") and a warrant to purchase 250,000 shares of restricted Common Stock of Purchaser, in the form attached as Exhibit C (the "SPATIAL WARRANT"). Such Earn-out Shares and Spatial Warrant shall be released as follows:

             (a) The Escrow Agent shall release 48,465 of the Earn-out Shares if, and only if, Purchaser is permitted under GAAP to recognize revenue of $125,000 from sales of licenses of the Sven Game Developer Toolkit to game developers or middleware suppliers during the period from the Closing Date to December 31, 1999; the established list prices for such products shall be mutually agreed upon by the Founders (as defined below) and the Purchaser;

             (b) The Escrow Agent shall release 48,465 of the Earn-out Shares if, and only if, Purchaser is permitted under GAAP to recognize revenue of $250,000 from sales of licenses of the Sven MRG/CSR technology embodied in an ACIS component library during the period from the Closing Date to December 31, 1999 ((a) and (b) are referred to as the "MILESTONES"); the established list prices for such products shall be mutually agreed upon by the Founders and the Purchaser; and




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             (c) The Escrow Agent shall release the Spatial Warrant if, and only if, the Milestones set forth in Sections 1.4(a) and 1.4(b) above are fully satisfied.

         Notwithstanding the foregoing, in the event that the employment of either Mr. Saul Kato or Mr. Isaac Kato (collectively, the "FOUNDERS") is terminated by Purchaser without Cause, or if either of the Founders terminates his employment with Purchaser for Good Reason, prior to December 31, 1999, the Earn-out Shares and Spatial Warrant will immediately be released to Seller. After December 31, 1999, any Earn-out Shares and Spatial Warrant that the Seller has not earned shall be cancelled and Seller shall not thereafter be entitled to receive any further consideration in connection with the Transactions.

         Any disputes regarding the interpretation and operation of the terms of this Section will be negotiated in good faith by the Purchaser and the Founders.

         1.4 CLOSING. The closing of the Transactions (the "CLOSING") shall take place at the offices of Cooley Godward llp, 2595 Canyon Boulevard., Suite 250, Boulder, Colorado 80302 on June 29, 1999, or at such other place or time as the parties may agree. The date on which the Closing takes place shall be referred to as the "CLOSING DATE."

         1.5 INSTRUMENTS OF ASSIGNMENT. The sale, assignment, conveyance and transfer of the Purchased Assets to Purchaser shall be effected by Seller's execution and delivery of all such bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of transfer and conveyance as shall be necessary to vest in Purchaser all right, title and interest of Seller in and to the Purchased Assets, free and clear of all Encumbrances.

         1.6 ASSUMPTION OF LIABILITIES. The parties agree that Purchaser shall be obligated to assume and to pay, perform and otherwise discharge only the assumed liabilities set forth on Exhibit D (the "ASSUMED LIABILITIES") and that no other liabilities of Seller, including those that may arise in the future (including those related to employee matters), are assumed by Purchaser hereunder. Purchaser is not assuming and shall not take any Purchased Assets subject to, and Seller shall retain and be solely responsible and liable for, any and all Encumbrances, claims, damages, demands, obligations, debts and liabilities of Seller or any other person of any nature whatsoever, whenever arising, whether absolute, accrued or contingent, and whether known or unknown, except that Purchaser shall assume and agree to perform and discharge only those liabilities and obligations of Seller set forth on Exhibit D.

         1.7 EXECUTORY CONTRACTS. Seller shall assign the Seller Contracts identified on Exhibit E to Purchaser. Purchaser shall assume no liability under any Seller Contract not identified on Exhibit E. Seller shall deliver all necessary consents to permit the assumption and assignment by Seller to Purchaser of each Seller Contract identified on Exhibit E.

         1.8 SALES TAXES. Seller shall bear and pay all sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable to the State of California in connection with the purchase of the Purchased Assets from Seller or in connection with any of the Transactions. Purchaser shall bear and pay all Colorado sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes,


                                       2.


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charges, fees or expenses that may become payable to the State of Colorado in connection with the purchase of the Purchased Assets from Seller or in connection with any of the Transactions.

         1.9 ALLOCATION. The consideration referred to in Sections 1.2 and 1.3 is to be allocated among the Purchased Assets in the manner to be described by Seller within 45 days of closing. The allocation as described shall be conclusive and binding upon Seller for all purposes, and none of such parties shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

         1.10 OTHER AGREEMENT AND TRANSACTION. Contemporaneously with the execution and delivery of this Agreement, each of the Founders shall enter into an employment agreement, of even date herewith, substantially in the form attached as Exhibit F (the "EMPLOYMENT AGREEMENTS").

         1.11 HOLDBACK. Ten percent (10%) of all consideration payable pursuant to Section 1.2 (the "ESCROW FUND") shall be held back for a period of one (1) year following the Closing Date to satisfy any of Seller's indemnification obligations hereunder.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants, to and for the benefit of, the Indemnitees, as follows:

         2.1 DUE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction.

         2.2 CAPITALIZATION. The authorized capital stock of Seller consists of
(a) ten million (10,000,000) shares of Common Stock, of which two million two hundred twenty two thousand two hundred twenty two (2,222,222) shares have been issued and are outstanding, and (b) five million (5,000,000) shares of Preferred Stock, of which one hundred sixty six thousand eight hundred ninety (166,890) shares have been designated Series A Preferred Stock, all of which are issued and outstanding, and of which six hundred thousand (600,000) shares have been designated Series B Preferred Stock, three hundred thirty four thousand two hundred eleven (334,211) shares of which are issued and outstanding. All of the issued and outstanding shares of Common Stock and Preferred Stock (a) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. Other than as set forth above, there are no: (a) outstanding options, warrants or other rights to acquire any shares of the capital stock or other securities of Seller; (b) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of Seller; or (c) Contracts under which Seller is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

         2.3 FINANCIAL STATEMENTS. Seller has delivered to Purchaser the following financial statements and notes (collectively, the "FINANCIAL STATEMENTS"): (a) the unaudited balance sheet of Seller as of December 31, 1998 and the related unaudited statements of income and statement



                                       3.


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of stockholders' equity and cash flows for the year then ended, together with the notes thereto, and (b) the unaudited balance sheet of Seller as of May 31, 1999 (the "STATEMENT DATE") and the related unaudited statement of income and statement of stockholders' equity and cash flows for the five (5) months then ended. The Financial Statements are accurate and complete in all material respects and present fairly the financial position of Seller as of the dates thereof and the results of operations and cash flows of Seller for the periods covered thereby.

         2.4 ABSENCE OF CHANGES. Except as set forth in Part 2.4 of the Disclosure Schedule, since the Statement Date: (a) there has not been any material adverse change in, and no event has occurred that might have a material adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of Seller; (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of Seller; (c) Seller has not made any capital expenditure, purchased or otherwise acquired, sold or otherwise transferred, or leased or licensed, any asset to any other Person; (d) Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and (e) Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" and "(d)" above.

         2.5 TITLE TO ASSETS. Seller owns, and has good, valid and marketable title to, all of the Purchased Assets. Except as set forth in Part 2.5 of the Disclosure Schedule, all of said assets are owned by Seller free and clear of any Encumbrances. The Purchased Assets collectively constitute all of the properties, rights, interests and other tangible and intangible assets necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted.

         2.6 PROPRIETARY ASSETS. Except as set forth in Part 2.6 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to Seller. The Proprietary Assets identified in Part 2.6 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted. To Seller's knowledge, Seller is not infringing or making any unlawful use of, and Seller has not at any time infringed or made any unlawful use of, any actual, alleged, possible or potential infringement or unlawful use of, any Proprietary Asset owned or used by any other Person. Seller has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement or unlawful use of, any Proprietary Asset owned or used by any other Person.

         2.7 CONTRACTS. Part 2.7 of the Disclosure Schedule identifies each Seller Contract, each of which is valid and in full force and effect. To Seller's knowledge, no Person has violated or Breached, or declared or committed any default under, any Seller Contract, and Seller has not received any notice or other communication regarding any actual, alleged, possible or potential violation or Breach of, default under, or proposed termination of, any Seller Contract. The Contracts identified in Part 2.7 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.


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         2.8 LIABILITIES. Seller has no Liabilities except those specified in
Part 2.8 of the Disclosure Schedule and obligations under the Seller Contracts listed in Part 2.7 of the Disclosure Schedule.

         2.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller is, and has at all times been, in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, and Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

         2.10 TAX MATTERS. Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by Seller has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. Except as set forth in Part 2.10 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to Seller in respect of any Tax.

         2.11 EMPLOYEE MATTERS. Part 2.11 of the Disclosure Schedule lists the name, title and annual compensation of each current employee of Seller (including wages, salary, commissions, fringe benefits, bonuses and other payments or benefits of any type).

         2.12 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.12 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of Seller or in any of the Purchased Assets; and (b) no Related Party has entered into, or has had any financial interest in, any of the Contracts being assigned hereunder.

         2.13 PROCEEDINGS; ORDERS. There is no pending Proceeding and no Person has threatened to commence any Proceeding that involves Seller or that otherwise relates to or might affect the business of Seller or any of the Purchased Assets (whether or not Seller is named as a party thereto) following the Closing, and no event has occurred that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. There is no order to which Seller, or any of the assets owned or used by Seller, is subject; and no Related Party is subject to any order that relates to Seller's business or to any of the assets of Seller. There is no proposed order that, if issued or otherwise put into effect, may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of Seller or on the ability of Seller to effect the Transactions.

         2.14 AUTHORITY; BINDING NATURE OF AGREEMENTS. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under the Transactional Agreements; and the execution, delivery and performance by Seller of the Transactional Agreements has been duly authorized by all necessary action on the part of Seller and its stockholder, board of directors and officers. The Transactional Agreements constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.


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         2.15 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time): (a) give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Purchased Assets; (b) give any Person the right to (i) declare a default or exercise any remedy under any Contract being assigned hereunder, (ii) accelerate the maturity or performance of any Contract being assigned hereunder, or (iii) cancel, terminate or modify any Contract being assigned hereunder; or (c) result in the imposition or creation of any Encumbrance upon any of the Purchased Assets. Except as set forth in Part 2.15 of the Disclosure Schedule, Seller is not nor will it be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional
Agreements or the consummation or performance of any of the Transactions.

         2.16 BROKERS. Seller has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.17 SELLER. Seller has never (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against Seller, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of Seller's assets, or (iv) taken or been the subject of any action that may have an adverse effect on Seller's ability to comply with or perform any obligations under any of the Transactional Agreements. Seller is not subject to any order and is not bound by any Contract that may have an adverse effect on Seller's ability to comply with any of the Transactional Agreements, and there is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have such effect. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.18 NON-TRANSFERABILITY OF RIGHTS. Seller recognizes and understands that, except for distributions to Seller's shareholders, the rights of Seller to receive the payments contemplated by Section 1.3 may not be assigned or otherwise transferred.

         2.19 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. There is no fact known by Seller (other than publicly known facts relating exclusively to political or economic matters of general applicability) that may have an adverse effect on Seller or may have the effect of interfering with any of the Transactions. All of the information regarding Seller and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to Purchaser by or on behalf of Seller, when considered as a whole, is accurate and complete in all material respects.

         2.20 SECURITIES LAWS MATTERS. Seller understands that neither the Initial Shares nor the Earn-out Shares nor the Spatial Warrant, including the Common Stock of Purchaser underlying such




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Spatial Warrant (collectively, the "Securities"), have been registered under the
Securities Act of 1933 (the "SECURITIES ACT") and that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon the Sellers representations contained in this Agreement. Seller represents and warrants as follows:

             (a) Requisite Power and Authority. Seller, acting upon advice of its professional advisors, shareholders and board of directors, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that it is capable of evaluating the merits and risks of this investment in the Purchaser and has the capacity to protect its, and its shareholders, interests in the Transactions. Seller represents that by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the Transactions. Further, Seller is aware of no publication of any advertisement in connection with the Transactions. Seller must bear the economic risk of this investment until the Securities are registered pursuant to the Securities Act. Seller has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

             (b) Purchaser Information. Seller has received and read Purchaser's Annual Report on Form 10-KSB for the year ended December 31, 1998 and has had an opportunity to discuss Purchaser's business, management and financial affairs, both as currently conducted and as proposed to be conducted following the Transaction, with directors, officers and management of Purchaser and has had the opportunity to review Purchaser's operations and facilities. Seller has also had the opportunity to ask questions of, and receive answers from, Purchaser and its management regarding the terms and conditions of this investment.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants, to and for the benefit of Seller, as follows:

         3.1 AUTHORITY; BINDING NATURE OF AGREEMENTS. Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under the Transactional Agreements, and the execution and delivery of the Transactional Agreements by Purchaser have been duly authorized by all necessary action on the part of Purchaser and its board of directors. The Transactional Agreements constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms.

         3.2 BROKERS. Purchaser has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         3.3 DUE ORGANIZATION. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has all necessary power and authority under applicable corporate law and its organizational documents to own or lease its properties and to carry on its business as presently conducted.


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         3.4 SEC FILINGS; FINANCIAL STATEMENTS.

             (a)As of the time it was filed with the Securities and Exchange Commission (the "SEC") (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Purchaser with the SEC between October 17, 1996 and the date of this Agreement (the "PURCHASER SEC DOCUMENTS") complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934 (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) The consolidated financial statements contained in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Purchaser and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Purchaser and its subsidiaries for the periods covered thereby.

             (c) Since March 31, 1999, there has not been any change in the assets, liabilities, financial condition or operations of the Purchaser which has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Purchaser such that such change would be required to be stated in a Purchaser SEC Document, or would be necessary in order to make the statements in a Purchaser SEC Document, in light of the circumstances under which they were made, not misleading.

SECTION 4. COVENANTS

         4.1 OPERATIONS FOLLOWING CLOSING. Seller agrees that, (a) Seller shall not transact any business following the Closing Date except as necessary to wind up its affairs and to be liquidated and dissolved, (b) Seller shall not issue any securities on or after the Closing Date, and (c) Seller shall not transfer, encumber or dispose of any stock or other securities of Seller at any time after the Closing Date other than as expressly set forth herein. Prior to the liquidation and dissolution of Seller, Seller shall pay and fully discharge all of its Liabilities (other than the Assumed Liabilities), including (i) all Liabilities to its current and former employees, (ii) all accounts payable and all short-term and long-term indebtedness relating to its business and (iii) all Taxes.

         4.2 TAX RETURNS. At least ten (10) days prior to the filing with any Governmental Body (by either Seller) of any Tax Return relating to or reflecting any of the Transactions, Seller shall cause a copy of such Tax Return (in the form proposed to be filed) to be delivered to Purchaser for its review. Seller shall ensure that each such Tax Return is accurate and complete and is filed on a timely basis with the appropriate Governmental Body.



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




         4.3 FURTHER ACTIONS. From and after the Closing Date, Seller shall cooperate with Purchaser and Purchaser's affiliates and representatives, and shall execute and deliver such documents and take such other actions as Purchaser may reasonably request for the purpose of evidencing the Transactions and putting Purchaser in possession and control of all of the Purchased Assets. Without limiting the generality of the foregoing, from and after the Closing Date, Seller shall promptly remit to Purchaser any funds that are received by Seller under the Contracts being assigned hereunder. Seller hereby irrevocably authorizes Purchaser to endorse in the name of Seller any check that is made payable to Seller and that represents the payment of any amount due under any such assigned Contract. Seller hereby irrevocably nominates, constitutes and appoints Purchaser as the true and lawful attorney-in-fact of Seller (with full power of substitution) and authorizes Purchaser, in the name of and on behalf of Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action that Purchaser may deem appropriate for the purpose of (a) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Purchased Assets, (b) defending or compromising any claim or Proceeding relating to any of the Purchased Assets or
(c) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is coupled with an interest and shall be irrevocable, and shall survive the liquidation and dissolution of Seller.

         4.4 PUBLICITY. Except for such disclosures as may be required to Seller's employees and shareholders and their respective advisors, Seller shall keep strictly confidential, and Seller shall not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the business of Seller, Purchaser or any affiliate of Purchaser.

         4.5 RESTRICTIONS ON TRANSFER. Seller agrees not to make any transfer or disposition of all or any portion of the Securities unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (A) the transferee has provided a written representation reasonably satisfactory to Seller that such transferee is an accredited investor, as such term is defined in Rule 501 promulgated under the Securities Act, and agrees to be bound by the terms of this Agreement, (B) the Seller shall have notified Purchaser of the proposed disposition and shall have furnished Purchaser with a reasonably detailed statement of the circumstances surrounding the proposed disposition and (C) Seller shall have furnished Purchaser with an opinion of counsel, reasonably satisfactory to Purchaser, that such disposition will not require registration of such shares under the Securities Act; provided, that, routine sales under Rule 144 promulgated under the Securities Act shall not require the delivery of such an opinion by Seller; Purchaser shall, as soon as reasonably practicable following receipt of notice of such sale, instruct its transfer agent to effect such transactions. Each certificate or warrant representing Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following:


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

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

SECTION 5. INDEMNIFICATION, ETC.

         5.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

             (a) The representations, warranties, covenants and obligations of Seller shall survive: (i) the execution and delivery of this Agreement and the sale of the Purchased Assets to Purchaser and (ii) any subsequent sale or other disposition of any or all of the Purchased Assets by Purchaser. All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive until June 29, 2000; provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty is given to Seller on or prior to June 29, 2000, then, notwithstanding anything to the contrary contained in this Section 5.1(a), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as each and every claim (including any identification claim asserted by any Indemnitee under Section 5.2) that is based directly or indirectly upon, or that relates directly or indirectly to, the same general facts and circumstances of such Breach or alleged Breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of Seller and Purchaser or by means of a final, non-appealable judgement issued by a court of competent jurisdiction.

             (b) The representations, warranties, covenants and obligations of Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

             (c) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to Seller a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

             (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.



                                      10.

5.2 INDEMNIFICATION BY SELLER.

             (a) Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                (i) any Breach of any of the representations or warranties made by Seller in this Agreement or any of the other Transactional Agreements;

                (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule;

                (iii) any Breach of any covenant or obligation of Seller contained in any of the Transactional Agreements;

                (iv) any Liability of Seller or of any Related Party, other than the Assumed Liabilities;

                (v) any Liability (other than the Assumed Liabilities or relating to any action or inaction by Purchaser) to which Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to any services performed by or on behalf of Seller, or the operation by Seller of its business; or

                (vi) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)" or "(v)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 5).

             (b) Purchaser shall deliver to Seller a Claim Notice concerning any claim for indemnification to be asserted hereunder. Purchaser and Seller shall negotiate in good faith for a period of 30 days concerning any claim brought hereunder before taking any action to adjudicate any such claim.

             (c) Purchaser shall have the ability to offset any Damages under
Section 5.2(a) above against the Earn-out Shares or Spatial Warrant that have not been released as described in Section 1.3 and the Escrow Fund. Neither Seller, nor any of its officers, directors, agents, shareholders or employees, shall have any Liability hereunder except for claims against the Earn-out Shares, Spatial Warrant or Escrow Fund. For purposes of satisfying the Damages to which the Purchaser is entitled to indemnification, the Initial Shares and Earn-out Shares shall be valued at $3.87 per share and the value of the Spatial Warrant shall such as the Board of Directors of Purchaser determines in good faith at the time such offset is made.


                                      11.

SECTION 6. REGISTRATION RIGHTS

         6.1 REGISTRATION STATEMENT.

             (a) Within thirty (30) days following the date on which the closing price on the American Stock Exchange of the Company's Common Stock has been equal to or in excess of $12.50 for fifteen (15) consecutive days, the Purchaser may file with the SEC a registration statement on Form S-3 (or equivalent form) (the "REGISTRATION STATEMENT") with respect to the shares of Common Stock (the "WARRANT SHARES") issuable upon the exercise of the Spatial Warrant. If the Purchaser chooses to file the Registration Statement, Purchaser shall use reasonable commercial efforts to have the Registration Statement declared effective as promptly as possible and shall maintain the Registration Statement in effect until the termination of the Spatial Warrant or the resale of all of the underlying shares. The Purchaser shall keep the Participating Holders reasonably informed regarding such filing and confirm when such filing is effective and otherwise cooperate with the Participating Holders in customary ways so as to allow such Participating Holders to sell the Warrant Shares pursuant to the Registration Statement.

             (b) Notwithstanding anything to the contrary contained herein, no Person to whom rights under the Warrant may be assigned, or who receives Warrant Shares, shall have any rights under this Section 6 unless such Person executes a written agreement reasonably satisfactory in form and content to the Purchaser confirming that such Person wishes to be allowed to sell Warrant Shares pursuant to the Registration Statement and agrees to be bound by the provisions of this
Section 6. (A Person (which shall include Seller) who receives rights under the Warrant or Warrant Shares and who executes and delivers such an agreement is referred to in this Section 6 as a "PARTICIPATING HOLDER.")

         6.2 EXPENSES. The Purchaser shall bear all fees and expenses incurred in connection with any registration under this Section 6, including without limitation all registration, qualification, filing, printers' and accounting fees, except that each Participating Holder shall bear its proportionate share of all amounts payable to underwriters for discounts and commissions.

         6.3 INDEMNIFICATION.

             (a) The Purchaser agrees to indemnify, to the extent permitted by law, each Participating Holder, its respective directors and officers and each Person who controls such Participating Holder (within the meaning of the Securities Act) against all Damages suffered by such Person as a result of any untrue or alleged untrue statement of material fact contained in the Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or as a result of any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information furnished in writing to the Purchaser by such Participating Holder for use therein or results from such Participating Holder's failure to deliver a copy of a Registration Statement or related prospectus (or any amendment thereof or supplement thereto) after the Purchaser has furnished such Participating Holder with a sufficient number of copies thereof.

             (b) In connection with each Registration Statement, each Participating Holder (i) shall



                                      12.

furnish to the Purchaser in writing such information and affidavits as the Purchaser reasonably requests for use in connection with such Registration Statement or the related prospectus and (ii) to the extent permitted by law, will indemnify the Purchaser, its directors and officers and each Person who controls the Purchaser (within the meaning of the Securities Act) against all Damages resulting from any untrue or alleged untrue statement of material fact contained in such Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information or affidavit furnished in writing by such Participating Holder.

             (c) Any Person entitled to indemnification under this Section 6 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party's reasonable judgment a conflict of interest exists between the indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will pay the fees and expenses of only one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such indemnified party and any other indemnified party with respect to such claim (in which case the indemnifying party will pay the fees and expenses of additional counsel).

         6.4 TRANSFERABILITY OF REGISTRATION RIGHTS. The rights of Participating Holders under this Section 6 shall be transferable in connection with: (a) the distribution of the assets of Seller to its shareholders, (b) a transfer by will or intestacy; and (c) estate planning transfers consisting of gifts to the spouse or issue of the transferor or to a charity qualified under Section 501(c)(3) of the Code.

SECTION 7. MISCELLANEOUS PROVISIONS

         7.1 FEES AND EXPENSES. Each party shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of, such party in connection with the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions, and the consummation and performance of the Transactions (the "TRANSACTION FEES"); provided, that, (i) Purchaser shall reimburse the reasonable fees and costs incurred by Seller in obtaining audited Financial Statements and (ii) in the event that the Milestones are obtained by Seller, Purchaser shall reimburse the reasonable Transaction Fees (including legal fees) incurred by Seller in an amount not to exceed $25,000.



                                      13.

         7.2 ATTORNEYS' FEES. If any legal action or other legal Proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         7.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party on the signature page (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

         7.4 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         7.6 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

         7.7 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST. This Agreement shall be binding upon Seller and its successors and assigns, executors, administrators, estate, heirs, successors and assigns, and Purchaser and its successors and assigns. Seller shall not be permitted to assign any rights or delegate any obligations under this Agreement without Purchaser's prior written consent, which will not be unreasonably withheld. Purchaser may freely assign its indemnification rights under Section 5. Except for the provisions of Section 5, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns.

         7.8 SPECIFIC PERFORMANCE. Seller agrees that: (a) in the event of any Breach or threatened Breach by Seller of any covenant, obligation or other provision set forth in this Agreement, Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         7.9 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or


                                      14.

remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         7.10 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and Seller.

         7.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         7.12 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         7.13 NO INTERPRETATION AGAINST DRAFTER. Because the parties hereto have participated in drafting this Agreement, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

         7.14 KNOWLEDGE. For purposes of this Agreement, Seller shall be deemed to have "knowledge" of a particular fact or other matter if any Representative of Seller has knowledge of such fact or other matter.

         7.15 TRANSFER OF SOFTWARE. All software transferred pursuant to this Agreement shall be transferred electronically.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                      15.

         The parties hereto have caused this Agreement to be executed and delivered as of the date set forth above.

                                              SVEN TECHNOLOGIES, INC.
                                               a California corporation



                                              By:  /s/ Saul Kato
                                                 -------------------------------
                                                  Saul Kato
                                                  President and Chief Executive
                                                    Officer


                                              By:  /s/ Isaac Kato
                                                 -------------------------------
                                                  Isaac Kato
                                                  Chief Operating Officer

                                              2479 East Bayshore, Suite 707
                                              Palo Alto, CA  94303


                                              SPATIAL TECHNOLOGY, INC.
                                              a Delaware corporation



                                              By:  /s/ Todd S. Londa
                                                 -------------------------------
                                                  Todd S. Londa,
                                                  Vice President, Administration
                                                    and Corporate Controller

                                               2425-55th Street, Suite 100
                                               Boulder, CO  80301




                                      16.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS



         For purposes of the Agreement (including this Exhibit A):

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CAUSE. "Cause" shall mean (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against Purchaser; (iii) willful material breach of any policies of Purchaser after notice and a reasonable opportunity to cure; or (iv) willful misfeasance or nonfeasance of duty by a Founder that materially injures the reputation, business or business relationships of Purchaser.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, net of insurance recoveries and tax savings.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Purchaser on behalf of Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.

         GOOD REASON. "Good Reason" shall mean, with respect to any Founder, (i) any substantial or material reduction in the compensation package of the Founder, taken as a whole, or (ii) the Purchaser requiring the Founder to conduct his or her primary business activities in a new location which is greater than fifty (50) miles from the current location.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, or right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority or any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNITEES. "Indemnitees" shall mean Purchaser, Purchaser's current and future affiliates, the respective Representatives of Purchaser, and the respective successors and assigns of any of the foregoing Persons.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of an Entity shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

             (a) such action is consistent with an Entity's past practices and is taken in the ordinary course of such Entity's day-to-day operations;

             (b) such action is taken in accordance with reasonable business practices; and

             (c) such action is not required to be authorized by an Entity's shareholders, board or directors or similar body, or a committee of such Entity's board of directors or similar body and does not require any other separate authorization of any nature.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

             (a) each individual who is, or who has at any time been, an officer of Seller;

             (b) each member of the family of each of the individuals referred to in clause "(a)" above; and

             (c) any Entity (other than Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers and directors.

         SELLER CONTRACT. "Seller Contract" shall mean any Contract: (a) to which Seller is a party; (b) by which Seller or any of its assets is or may become bound or under which Seller has, or may become subject to, any obligation; or (c) under which Seller has or may acquire any right or interest.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSACTIONAL AGREEMENTS.  "Transactional Agreements" shall mean:

             (a) the Agreement;

             (b) the Spatial Warrant; and

             (c) the Employment Agreements.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

             (a) the sale of the Purchased Assets by Seller to Purchaser in accordance with the Agreement;

             (b) the assumption of the Assumed Liabilities by Purchaser; and

             (c) the performance by Seller and Purchaser of their respective obligations under the Transactional Agreements, and the exercise by Seller and Purchaser of their respective rights under the Transactional Agreements.

                                    EXHIBIT B

                             EQUIPMENT AND FURNITURE

                                    EXHIBIT C

                                 SPATIAL WARRANT

                                    EXHIBIT D

                               ASSUMED LIABILITIES

                                    EXHIBIT E

                            ASSUMED SELLER CONTRACTS

                                    EXHIBIT F

                          FORM OF EMPLOYMENT AGREEMENT